SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )



Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by rule 14a-
     6(e)(2))
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12


                          UTAH MEDICAL PRODUCTS, INC.
                (Name of Registrant as Specified In Its Charter)

          (Name of Person(s) Filling Proxy Statement if other than the
                                  Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
    Item 22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   1)  Title of each class of securities to which transaction applies:

   2)  Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

   4)  Proposed maximum aggregate value of transaction:

   5)  Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)    Amount Previously Paid:
   2)    Form, Schedule, or Registration Statement No.:
   3)    Filing Party:
   4)    Date Filed:

March 23, 1999

Dear UM Shareholder:

You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Utah Medical Products, Inc. (UM). The meeting will be held promptly at 12:00 noon (local time) on Friday, May 14, 1999 at the corporate offices of UM, 7043
South 300 West, Midvale, Utah USA.   Please use the North Entrance.

Please note that attendance at the Annual Meeting will be limited to shareholders as of the record date (or their authorized representatives), and to guests of the Company. Proof of ownership can be a copy of the enclosed proxy card. You may wish to refer to page two of this Proxy Statement for information about voting your proxy, including voting at the Annual Meeting.

At the Annual Meeting, UM shareholders will elect two directors and consider other business. If you think you will be unable to attend the meeting, please complete your proxy and return it as soon as possible. If you decide later to attend the meeting in person, you may revoke the proxy.

If you would like to receive UM's press releases and other financial information such as SEC Forms 10-K and 10-Q, you can choose from several methods of obtaining the information: To be added to the Company mailing list, call (801-569-4200), write or e-mail (info@utahmed.com) your mailing address to Paul Richins. To get news releases by facsimile, call 800-758-5804, access number 891175 and follow the instructions. To use the Internet, you can view and print the information directly from UM's website: HTTP://WWW.UTAHMED.COM.

Thank you for your ownership in UM!

Sincerely,


/s/ Kevin L. Cornwell

Kevin L. Cornwell
Chairman & CEO

                          UTAH MEDICAL PRODUCTS, INC.
                              7043 SOUTH 300 WEST
                              MIDVALE, UTAH  84047
                                 (801) 566-1200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1999


TO THE SHAREHOLDERS OF UTAH MEDICAL PRODUCTS, INC.

     The Annual Meeting of Shareholders (the "Annual Meeting") of Utah Medical Products, Inc. (the "Company" or "UM "), will be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 14, 1999, at 12:00 noon, local time, for the following purposes:

     (1) To elect two directors to serve for terms expiring at the 2002 Annual Meeting and until successors are elected and qualified; and

     (2) To transact such other business as may properly come before the Annual Meeting.


     UM's Board of Directors recommends a vote "FOR" each of the nominated directors, whose backgrounds are described in the accompanying Proxy Statement, and for the other proposal.

     ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 12, 1999 (THE "RECORD DATE"), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.

     This Proxy Statement and form of proxy are being first furnished to shareholders of the Company on approximately April 1, 1999.

     THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Kevin L. Cornwell
                                  Kevin L. Cornwell,  Secretary

Salt Lake City, Utah
Dated: March 23, 1999



  PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

  IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, NOMINEE, OR OTHER INSTITUTION, ONLY IT CAN VOTE YOUR SHARES. PLEASE CONTACT PROMPTLY THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED.

                          UTAH MEDICAL PRODUCTS, INC.

                                PROXY STATEMENT

  This Proxy Statement is furnished to shareholders of Utah Medical Products, Inc. (the "Company" or "UM") in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 14, 1999, at 12:00 noon, local time, and any postponement or adjournment(s) thereof. The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If the enclosed proxy is signed and returned timely without specific instructions, it will be voted at the Annual Meeting:

     (1) FOR the election of Stephen W. Bennett, M.D., Dr.P.H. and Ernst G. Hoyer as directors; and

     (2) IN accordance with the best judgment of the persons acting under the proxies on other matters presented for a vote.

   THE BOARD OF DIRECTORS HAS APPROVED THE FOREGOING PROPOSALS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS. PROXIES SOLICITED BY THE COMPANY WILL BE VOTED FOR EACH OF THE PROPOSALS UNLESS A VOTE AGAINST, OR AN ABSTENTION FROM, ONE OR MORE OF THE PROPOSALS IS SPECIFICALLY INDICATED ON THE PROXY.

   A PROXY FOR THE ANNUAL MEETING IS ENCLOSED. IT IS IMPORTANT THAT EACH SHAREHOLDER COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT SHE/HE PLANS TO ATTEND THE ANNUAL MEETING. ANY SHAREHOLDER WHO EXECUTES AND DELIVERS A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE BY PROVIDING THE SECRETARY OF THE COMPANY WITH AN INSTRUMENT REVOKING THE PROXY OR BY PROVIDING THE SECRETARY OF THE COMPANY WITH A DULY EXECUTED PROXY BEARING A LATER DATE. IN ADDITION, A SHAREHOLDER MAY REVOKE HER/HIS PROXY BY ATTENDING THE ANNUAL MEETING AND ELECTING TO VOTE IN PERSON.

   PROXIES ARE BEING SOLICITED BY THE COMPANY, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE SOLICITATION WILL BE PAID BY THE COMPANY. PROXIES ARE BEING SOLICITED BY MAIL, BUT, IN CERTAIN CIRCUMSTANCES, OFFICERS AND DIRECTORS OF THE COMPANY MAY MAKE FURTHER SOLICITATION IN PERSON, BY TELEPHONE, FACSIMILE TRANSMISSION, TELEGRAPH, OR OVERNIGHT COURIER.

   Only holders of the 7,840,336 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") issued and outstanding as of the close of business on March 12, 1999 (the "Record Date"), will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Holders of at least a majority of the 7,840,336 shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

   All properly executed and returned proxies as well as shares represented in person at the meeting will be counted for purposes of determining if a quorum is present, whether or not the proxies are instructed to abstain from voting or consist of broker non-votes. Under the Utah Revised Business Corporation Act, matters, other than the election of directors and certain specified extraordinary matters, are approved if the number of votes cast FOR exceed the number of votes cast AGAINST, and abstentions and broker non-votes are not counted for purposes of determining whether a matter has been approved. Directors are elected by a plurality of the votes cast; abstentions and broker non-votes are not counted.

   Officers and directors holding an aggregate of 86,777 shares, or approximately 1.11% of the issued and outstanding stock, have indicated their intent to vote in favor of all proposals.


                    PROPOSAL NO. 1.  ELECTION OF DIRECTORS

GENERAL
  The Company's Articles of Incorporation provide that the Board of Directors is divided into three classes as nearly equal in size as possible, with the term of each director being three years and until such director's successor is elected and qualified. One class of the Board of Directors shall be elected each year at the annual meeting of the shareholders of the Company. The Board of Directors has nominated Dr. Stephen W. Bennett and Mr. Ernst G. Hoyer for election as directors, each for a three year term expiring at the 2002 Annual Meeting.

  It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named above as directors of the Company, except as otherwise specified in the proxy. In the event the nominees shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such other person(s) as may be designated by the Board of Directors. Biographical information follows for the persons nominated. The officers of the Company are elected to serve at the pleasure of the Board of Directors. The information concerning the nominees and other directors and their security holdings has been furnished by them to the Company. (See "PRINCIPAL SHAREHOLDERS" below.)

DIRECTORS AND NOMINEES
  The Board of Directors' nominees for election as directors of the Company at the Annual Meeting are Stephen W. Bennett, M.D., Dr.P.H. and Ernst G. Hoyer . The other members of the Board of Directors were either elected at the Company's 1997 and 1998 meetings for terms of three years, or were appointed to fill a vacancy in the Board, and therefore are not standing for election at the 1999 Annual Meeting. Background information appears below with respect to the incumbent directors whose terms have not expired, as well as the two directors standing for election to the board.


                         Year            Business Experience During
                         First                 Past Five Years
Name              Age   Elected             and Other Information
----------------  ---   ------- ---------------------------------------------

Kevin L. Cornwell  52     1993  Chairman since 1996.  Received B.S. degree in
                                chemical engineering from Stanford University,
                                M.S. degree in engineering-economic systems from Stanford Graduate School of Engineering, and MBA degree specializing in finance from Stanford Graduate School of Business.
                                President and CEO of UM since December 1992;
                                Secretary since 1993. Has served in various senior operating management positions in several technology-based companies over a 25 year time span, including as a director on seven other company boards.

Stephen W. Bennett        66    1994  Received B.A. degree in biology from
                                Stanford University,  M.D. degree from Stanford
                                School of Medicine, M.P.H. and T.M. degree and Dr.P.H. degree from Tulane School of Medicine.
                                Served five years as fund manager, director and senior analyst for health care investments for an institutional investment firm.


Ernst G. Hoyer     61     1996  Received B.S. degree in process engineering
                                from the University of California, Berkeley and MBA degree from the University of Santa Clara.
                                Previously served in engineering and general management positions for four technology-based companies over a 29 year time span.

Barbara A. Payne   52     1997  Received B.A. degree in psychology from
                                Stanford University,  M.A. degree from Cornell
                                University, and M.A. and Ph.D. degrees in sociology from Stanford University. Served over eighteen years as corporate research scientist for a Fortune 50 firm, environmental scientist for a national laboratory, and as a consultant.

Paul O. Richins    38     1998  Received B.S. degree in finance from Weber
                                State University , and MBA degree from
                                Pepperdine University.  Treasurer and Assistant
                                Secretary of UM since 1994.  Joined UM in 1990.


 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN PERSONS

  The following table furnishes information concerning the ownership of the Company's Common Stock as of March 12, 1999, by the directors, the nominees for director, the executive officer named in the compensation tables on page 6, all directors and officers as a group, and those known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock as of December 31, 1998.



                                                  Number of
                                 Nature of          Shares
            Name                 Ownership         Owned        Percent
            ----                 ---------       ----------    --------
PRINCIPAL SHAREHOLDER
---------------------
FMR Corp.                         Direct          838,000       10.69%
82 Devonshire Street
Boston, Massachusetts 02109



DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------

Kevin L. Cornwell(1)(3)(4)        Direct           68,000         0.87%
                                  Options         320,000         3.92%
                                                  -------
                                  Total           388,000         4.75%

Ernst G. Hoyer(1)(2)(3)(4)(5)     Direct           10,000         0.13%
                                  Options           7,500         0.10%
                                                  -------
                                  Total            17,500         0.22%

Paul O. Richins(4)                Direct            4,977         0.06%
                                  Options          18,063         0.23%
                                                  -------
                                  Total            23,040         0.29%

Stephen W.                        Direct            2,500
Bennett(1)(2)(3)(4)(5)            Options          25,000         0.03%
                                                   ------
                                  Total            27,500         0.35%

Barbara A. Payne(2)(3)(4)(5)      Direct            1,300         0.02%
                                  Options           1,250         0.02%
                                                   ------
                                  Total             2,550         0.03%


ALL OFFICERS AND DIRECTORS        Direct           86,777         1.11%
AS A GROUP (8 PERSONS)            Options         383,563         4.66%
                                  Total           -------
                                                  470,340         5.72%
(1)   Executive Committee member.
(2)   Audit Committee member.
(3)   Nominating Committee member.
(4)   Compliance Committee member.
(5)   Compensation and Option Committee member.

In the previous table, shares owned directly by directors and executive officers are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power. Calculations of percentage of shares outstanding assumes the exercise of options to which the percentage relates. Percentages calculated for totals assume the exercise of options comprising such totals.

COMPLIANCE WITH EXCHANGE ACT REQUIREMENTS

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% shareholders are required to furnish the Company with copies of all section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all section 16(a) requirements applicable to persons who were officers, directors and greater than 10% shareholders during the preceding fiscal year were complied with.

BOARD AND COMMITTEE MEETINGS

  The directors held five meetings during 1998 and one meeting to date in 1999. All of the directors attended all meetings during their respective incumbencies.

  The Company has Executive, Audit, Compliance, Nominating, and Compensation and Option Committees. The current members of the Company's committees are identified in the preceding table.

  The Executive Committee held two formal meetings during 1998 and one formal meeting to date in 1999. In addition, the Committee met informally about once per month. At each of its formal meetings, the Committee passed resolutions on behalf of the board of directors.

  The Audit Committee met once during 1998 and once to date in 1999 to review the results of the 1997 and 1998 audits by UM's independent auditor, Tanner + Co., respectively. The Audit Committee approves management's recommendation of independent accountants, approves the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures, and programs to comply with applicable requirements relating to financial accountability.

  The Compliance Committee met in conjunction with each board meeting during 1998. In each meeting, after receiving the Company's routine compliance reports, the Board reviewed compliance by UM and its personnel, including executive officers and directors, with applicable regulatory requirements as well as the Company's own compliance policy, and compared its established policies and procedures for compliance with current applicable laws and regulations, under the guidance of Corporate Counsel.

  The Nominating Committee met informally during 1998.  The Nominating
Committee takes the lead in nominating new directors. The Nominating Committee will consider nominees recommended by shareholders. In accordance with the Company's bylaws, shareholder's nominations for election as directors must be submitted in writing to the Company at its principal offices not less than 30 days prior to the Annual Meeting at which the election is to be held (or if less than 60 days' notice of the date of the Annual Meeting is given or made to shareholders, not later than the tenth day following the date on which the notice of the Annual Meeting was mailed). The notice to the Company from a shareholder who intends to nominate a person at the Annual Meeting for election as a director must contain certain information about the shareholder and the person(s) nominated by her/him, including, among other things, the name and address of the shareholder, a representation that the shareholder is entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and the consent of each nominee to serve as a director if so elected.

  The Compensation and Option Committee, comprised of three outside directors as indicated in the table above, consulted by telephone and met once formally near the beginning of 1999 to review management performance, recommend compensation, and develop compensation strategies and alternatives throughout the Company, including those discussed in the committee's report contained in this Proxy Statement. The deliberations included an informal independent analysis of the CEO compensation in selected medical device companies, which culminated in recommendations at the January 1999 Board Meeting.

EXECUTIVE OFFICER COMPENSATION

  The following table sets forth, for each of the last three fiscal years, cash compensation received by the Company's Chief Executive Officer. No other executive officers received salary and bonus for services which exceeded $100,000 for the fiscal year ended December 31, 1998.

[CAPTION]

                           SUMMARY COMPENSATION TABLE

                                               Long Term Compensation
                                               -----------------------
                       Annual Compensation        Awards      Payouts
                       ----------------------- ------------------------
      (a)        (b)        (c)     (d)  (e)      (f)        (g)     (h)      (i)
                                        Other              Securities
                                        Annual Restricted  Underlying        All Other
Name and                                Compen-   Stock    Options/   LTIP   Compen-
Principal       Year     Salary   Bonus sation  Award(s)    SARs    Payouts  sation
Position       Dec. 31      ($)     ($) ($)(1)    ($)      (#)(2)    ($)      ($)
               -------  -------  ------ -------- ------   --------  -------  -------
Kevin L.        1998   $195,000 $120,240  $1,000     --     85,000      --     --
Cornwell        1997    185,000   75,000   1,000     --     65,000      --     --
Chairman &      1996    180,000  125,280     900     --    180,000      --     --
Chief Executive
Officer


  (1) Amounts are Company payments for 401(k) matching contributions.
  (2) Amount for 1996 is twice the number of option shares outstanding due to the replacement of the February 1996 option award of 90,000 to Mr. Cornwell which was canceled in September 1996 in exchange for options to purchase the same number of shares at a lower exercise price and a longer vesting schedule.


  The following table sets forth information respecting all individual grants of options made during the last completed fiscal year to any executive named in the Summary Compensation Table.


[CAPTION]
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                 Potential
                                                             Realized Value at
                                                              Assumed Annual
                                                              Rates of Stock
                                                                   Price
                                                             Appreciation for
                                                              Option Term(2)
                      Individual Grants                     -----------------
     (a)           (b)          (c)        (d)       (e)      (f)      (g)
                            % of Total
                Number of  Options/SARs
               Securities   Granted to   Exercise
               Underlying    Employees   or Base
              Options/SARs During Fiscal  Price   Expiration
     Name      Granted(#)     Year(1)   ($/share)    Date    5%($)     10%($)
 ---------    ------------ ------------ --------  ---------- ------- --------

Kevin L.
 Cornwell      85,000(3)   36.6%       $7.25      Jan 2008  $387,600 $982,100


(1) The Company awarded new options to employees representing 232,500 shares in 1998. Percentage shown is based on this total. As of March 1999, 205,200 shares of the 1998 awards remain outstanding.
(2) Value was calculated based on grant date market price ($7.25 per share) assuming the indicated appreciation rates compounded annually.
(3) All optionees may use Company shares owned for a period of at least six months to pay for the exercise of options. The Company may accept shares to cover withholding or other employee taxes. In the event of a change in control, the Company is required to pay the optionee a cash amount equal to the excess of the market price over the exercise price of all options granted, whether or not vested.

  The following table sets forth information respecting the exercise of options during the last completed fiscal year by each executive named in the Summary Compensation Table above and the December 31, 1998 fiscal year end values of unexercised options, based on the closing price ($6.5625) of the Company's Common Stock on the New York Stock Exchange on December 31, 1998.

[CAPTION]

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
     (a)           (b)           (c)
                                         Number of Securities    Value of
                                              Underlying        Unexercised
                                             Unexercised       In-the-Money
                                           Options/SARs at    Options/SARs at
                                              FY-End (#)        FY-End ($)
                  Shares
     Name      Acquired on      Value        Exercisable/      Exercisable/
               Exercise (#) Realized ($)    Unexercisable      Unexercisable
 ---------     -----------  ------------   ---------------     -------------
Kevin L.
Cornwell            0             0        286,563/163,437        $0/$0

REPORT OF THE COMPENSATION AND OPTION COMMITTEE

  General

  Under the supervision of the Compensation and Option Committee, the Company has developed and implemented compensation policies, plans, and programs that seek to enhance the long-term profitability and growth of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers and other key employees with those of its shareholders. The Compensation and Option Committee of the Board of Directors is responsible for evaluating and recommending specific executive compensation for formal board approval on an annual basis.

  The Company applies a consistent philosophy to compensation for all employees, including senior management. The philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individual employees working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the needs and expectations of customers and shareholders.

  There are seven basic objectives for the Company's compensation program:

  (1) Pay for Performance. The basic philosophy is that rewards are provided for the long term value of individual contribution and performance to the Company. Rewards are both recurring (e.g., base salary) and non-recurring (e.g., bonuses), and both financial and non-financial (e.g., recognition and non-financial awards).

  (2) Provide for Fairness and Consistency in the Administration of Pay. Compensation is based on the value of the job, what each individual brings to the job, and how well each individual performs on the job, consistently applied across all functions of the Company.

  (3) Pay Competitively. The Company believes it needs to attract and retain the best people in the industry in order to achieve one of the best performance records in the industry. In doing so, the Company needs to be perceived as rewarding well, where competitive compensation includes the total package of base pay, bonuses, awards, and other benefits.

  (4) Conduct an Effective Performance Review Process. The Company believes it needs to encourage individual employee growth and candidly review each individual's performance in a timely way. This feedback process is bilateral, providing management with an evaluation of the Company through the eyes of its employees.

  (5) Effectively Plan and Administer the Compensation Program. Expenditures for employee compensation must be managed to what the Company can afford and in a way that meets management goals for overall performance and return on shareholder equity.

  (6) Communicate Effectively. The Company believes that an effective communication process must be employed to assure that its employees understand how compensation objectives are being administered and met.

  (7) Meet All Legal Requirements. The compensation program must conform to all state and federal employment laws and guidelines.

  The Company uses essentially five vehicles in its compensation program.

  (1) Salary. UM sets base salaries by reviewing the aggregate of base salary and annual bonus for competitive positions in the market. Executive base salaries are set at the beginning of each calendar year by the Board of Directors. For senior management, base salaries are fixed at levels somewhat below the competitive amounts paid to senior management with comparable qualifications, experience, and responsibilities at other similarly sized companies engaged in the same or similar businesses. Then, annual bonuses and longer term incentive compensation are more highly leveraged and tied closely to the Company's success in achieving significant financial and non-financial goals.

  (2) Bonuses. UM has a Management Bonus Plan for sales, research and development, and management employees, which is generated out of an annual pretax profit sharing pool, calculated after the year-ending independent financial audit has been completed. The Board of Directors has approved 4% of pretax, prebonus earnings, plus 10% of pretax, prebonus earnings improvements over the prior year's results, as an allocation for the Plan. For example, if the Company achieves 20% growth in pretax earnings, the sales, research and development, and management bonus pool will accrue 6% of pretax earnings, which will be paid under recommendation of the Compensation and Option Committee and approved by the Board.

  UM's management personnel, beginning with the first level of supervision and professional management, and including certain non-management specialists and technical people, together with all direct sales representatives, are eligible as participants in the Management Bonus Plan. In 1998, eighty participants were included in the Plan. The Management Bonus Plan also funded extraordinary performance bonuses paid to three employees during the year who were non-participants in the Plan, attendance bonuses paid to over one hundred non-exempt personnel and the annual holiday gift to employees.

  The Company makes occasional cash awards, in amounts determined on an individual basis, to employees who make extraordinary contributions to the performance of the Company within a given period. These payments are made as frequently and contemporaneously as possible to recognize excellent accomplishments when they occur. The awards are funded from the accrued Plan described above, and therefore do not impact the Company's financial performance. Senior management is not eligible for these awards.

  For 1998, executive management listed in the table on page 6 received a total bonus of $120,240, which was equal to about 38% of aggregate base income and about 30% of the pool accrued per the formula above. Actual individual bonuses result from the Compensation and Option Committee's assessment and the Board's approval of each senior executive's achievement of specific objectives and value of both short term and long term contribution to the Company's overall performance.

  (3) Employee Stock Options. The Board of Directors believes that its awards of stock options have successfully focused the Company's key management personnel on building profitability and shareholder value. When taken together with the share repurchase program, the net result of the option program over the last five years has been awarding option shares to key employees at a higher price, and in smaller amounts, than shares actually repurchased in the open
market during the same time period.   The Board of Directors considers this
policy highly contributory to growth in future shareholder value. The number of options granted in 1998 reflects the judgment of the Board of the number of options sufficient to constitute a material, recognizable benefit to recipients. No explicit formula criteria were utilized, other than minimizing dilution to shareholder interests.

   The Board of Directors ordinarily awards employee options each year at its regularly scheduled board meeting following the audited close of the prior year's financial performance. During 1998, the Board of Directors approved grants to 100 employees of options to purchase a total of 232,500 shares at an average price of $7.24 per share. Included in this number are options on 85,000 shares granted to executive management listed on page 6. In August, 1998 the Board approved a grant of 5,000 shares to a consultant, at a price of $6.75 per share, which subsequently has been canceled.

   Of the 232,500 options granted to employees in 1998, options representing 27,300 shares have been canceled after termination of services. Employee options vest over a four year period, with a ten year exercise period. Consultant options vest over six months to four years, and have an exercise period of from one to ten years, depending on length of service to UM. Management expects to recommend additional options be awarded on an annual basis to the Company's key employees based on its belief that sharing the wealth of the Company with those who help create it is the best way to assure growth in shareholder value. In January 1999, the Board of Directors authorized options to purchase a total of 240,000 shares at a price of $6.50 per share. Included in this number are options on 90,000 shares granted to executive management listed on page 6.

   (4) 401(k) Retirement Plan. The Compensation and Option Committee believes that a continuance of the Company plan instituted in 1985 is consistent with ensuring a stable employment base by helping to provide Company employees with a vehicle to build long-term financial security. The Company matched a portion of employee contributions in 1998 at a cost of about $63,000. Of this total amount, executive management received $1,000. For 1999, the Board of Directors has approved a matching formula of 40% of employee contributions, up to certain individual limits, for employees who meet eligibility requirements.

  (5) Group Benefit Plan. The Company provides a group health, dental, and life insurance plan for its employees consistent with self-funded group plans offered by other similarly sized companies. A portion of the monthly premium cost is generally paid by plan participants. Prior to 1998, all employees, including executive officers and senior managers, paid premiums on the same basis. Beginning in 1998, employees being paid wages at a rate of $9.50 or less per hour were provided a 25% discount to the standard premium rates paid by other employees.

  Executive Officer Compensation

  Utilizing the compensation objectives and vehicles outlined previously, the Compensation and Option Committee comprised of all three outside directors established base compensation for the CEO by reference to informal surveys of similar companies, adjusted as the Committee deemed appropriate for variations in industry type, geographic location, size, and profitability. Base salary was fixed at a level somewhat below the competitive amounts paid to executive officers with comparable qualifications, experience, and responsibilities at other similarly sized companies engaged in the same or similar businesses. The annual bonus and long term incentive compensation in the form of stock options were more highly leveraged and tied closely to the Company's success in achieving significant financial and non-financial goals.

  The annual bonus for the CEO was awarded on the same basis as all employees included in the Management Bonus Plan. At the beginning of the year, Plan participants were awarded participation units in the bonus plan, proportional to base salary and responsibility, based on the Committee's determination of the relative contribution expected from each person toward attaining Company goals. Each individual's performance objectives, derived as the applicable contribution needed from that executive to achieve the Company's overall business plan for the year, were reviewed by the Committee. These goals included financial (weighted most heavily) and non-financial goals. Financial goals included net sales, gross profit margin, after-tax profits, and return on equity, and particularly in the case of the CEO, growth in earnings per share. Non-financial goals included continuing the development of a talented and motivated team of employees, conceiving and implementing programs to maintain competitive advantages and to achieve consistent growth, reacting to competitive challenges, developing business initiatives to further support critical mass in a consolidating marketplace, promoting the Company's participation in socially responsible programs, maintaining compliance with regulatory requirements, achieving a high regard of shareholders and the broad business community in the integrity of the Company and its management, and minimizing factors that represent significant business risks.

  The amount of bonus paid to the CEO was based on the Committee's evaluation of his success in meeting the respective shorter term performance objectives, supplemented by the Committee's evaluation of his performance and contribution in meeting the Company's longer term financial and non-financial objectives. In 1998, revenue and profit growth objectives set in the operating plan at the beginning of the year were partially met. However, the acquisition of the Gesco neonatal product line during the year was a significant accomplishment handled directly by the CEO, without the need for investment banking resources which would likely have resulted in fees in excess of the bonus paid to Mr. Cornwell for 1998. In addition, the Committee believes that non-financial performance objectives were met or exceeded. In particular, the U.S. direct sales force required to implement UM's solutions selling approach was significantly developed. Further, the CEO was credited by the Committee with protecting UM shareholder interests in leading important litigation activities. 1998 stock options were awarded the CEO incorporating the criteria utilized for establishing cash bonuses as discussed above, supplemented by the Committee's evaluation of the suitability of long-term option awards as an effective incentive.

  Upon application of the above criteria by the Compensation and Option Committee and upon its recommendation in early 1999, the Board of Directors awarded the CEO a bonus for 1998 of $120,240 under the Management Bonus Plan. In addition, the Board set the CEO's 1999 base salary at $200,850.

  The Committee intends that stock options serve as a significant component of the CEO's total compensation package in order to retain his efforts on behalf of the Company and to focus his efforts on enhancing shareholder value. In that regard, shareholders in 1994 approved a Performance Option Plan under which Mr. Cornwell could be granted options to purchase up to 400,000 shares of common stock, contingent upon the Company achieving compounded 25% per annum growth in earnings-per-share (eps) starting in 1994, or on such other terms as the Board of Directors may specify. In the first three years of the plan, actual compounded primary eps growth averaged about 16% per year, but then declined 45% in 1997. In 1998, eps grew 15%. In early 1999, upon the recommendation of the Compensation Committee, the Board awarded Mr. Cornwell stock options to purchase an additional 90,000 shares with an exercise price of $6.50 per share, vesting over four years.

  The foregoing report has been furnished by:    Stephen W. Bennett
                                                 Ernst G. Hoyer
                                                 Barbara A. Payne

COMPENSATION AND OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation and Option Committee are Stephen W. Bennett, Ernst G. Hoyer, and Barbara A. Payne. No member of such committee is a present or former officer of the Company or any subsidiary. There are no other interlocks. No member of such Committee, his family, or his affiliate was a party to any material transactions with the Company or any subsidiary since the beginning of the last completed fiscal year. No executive officer of the Company serves as an executive officer, director, or member of a compensation committee of any other entity, an executive officer or director of which is a member of the Compensation and Option Committee of UM.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL

  The Company is required to pay Mr. Cornwell additional compensation equal to his last three year's salary and bonus in the event his employment is terminated as a result of a change in control, at the election of the Company, or by the mutual agreement of Mr. Cornwell and the Company. In addition, under the agreement the Company is required to pay Mr. Cornwell appreciation of stock value for issued options above the option exercise price, in the event of a change in control of the Company or if terminated at the election of the Company. Further, in the event of a change in control, the Company will pay Mr. Cornwell incentive compensation equal to about 1% of the excess value per share paid by an acquiring company that exceeds $14.00 per share.

  The Company is required to pay all other optionees under employee and outside director's option plans, the appreciation of stock value for issued options above the option exercise price in the event of a change of control of the Company.

  The Company presently has no other employment agreements in the U.S. In Ireland, the Company is subject to providing certain advance notice to its employees in the event of termination. Under the terms of employment grants awarded as incentives by the Industrial Development Agency (Ireland), the Company would be obligated to repay grants during a five year period if employment declined from levels at which grants were claimed by UM.

OUTSIDE DIRECTORS' COMPENSATION

  Outside (non-employed) directors currently receive annual cash compensation of $12,000 each ($15,000 for executive committee members) plus reimbursement of expenses in attending meetings. In addition, pursuant to the 1993 Directors' Stock Option Plan approved by shareholders at the 1994 annual meeting, UM awarded 1998 options to each of three outside directors to purchase 10,000 shares at an exercise price of $7.1875 per share.

  Pursuant to the FASB's recent proposed interpretation of APB Opinion No. 25, on January 29, 1999 the Board of Directors awarded additional options to outside directors in the aggregate amount of 45,000 shares at an exercise price of $6.50 per share. The 1999 outside director options will fully vest on August 30, 1999, which, under the current FASB interpretation, avoids the requirement for UM to accrue option value charges against future reported earnings.

  The board notes that the purpose of the Directors' Stock Option Plan, as ratified and approved by the shareholders at an annual meeting, is to aid the Company in retaining outside directors without interlocking interests, and to provide directors with an incentive to use their best efforts to promote the success of UM's business consistent with all shareholders' interests.

  In seven years under the outside directors' option plan including 1999, outside directors have been awarded options for 265,000 shares, of which 109,000 have been canceled without exercise. Outside director options which have not been canceled or exercised represent about 11% of total Company options awarded and uncanceled since 1993. The Company is required to pay optionees under the outside directors' option plan, the appreciation of stock value for issued options above the option exercise price in the event of a change of control of the Company.

STOCK PERFORMANCE CHART

  The following chart compares what an investor's five year cumulative total return (assuming re-investment of dividends) would have been assuming initial $100 investments on December 31, 1993 for the Company's Common Stock and the two indicated indices. The Company's common stock traded on NASDAQ until December 26, 1996 when it began trading on the New York Stock Exchange.


Performance Graph appears here.  Detailed below are the plot points:

                      12/31/93 12/31/94  12/31/95 12/31/96 12/31/97 12/31/98
                      -------- --------  -------- -------- -------- --------
Utah Medical
 Products               100.0   107.9     251.6     169.8    86.5     83.3

Nasdaq Stock Market
 (US & Foreign)         100.0    97.0     136.2     166.8   203.7    282.0

Nasdaq Stocks (SIC
 3800-3899 US
 Companies)             100.0   107.7     158.6     165.1   187.8    191.9


Cumulative shareholder return data respecting the Nasdaq Stock Market (U.S. and Foreign) is included as the comparable broad market index and Nasdaq Stocks Standard Industrial Classification Codes 3800 through 3899 (US Companies) is included in UM's peer group because such Nasdaq groups include companies of comparable market capitalization even though UM's common stock has been traded on the NYSE since December 26, 1996.

  UM provides cumulative shareholder return data based on the broadly based Nasdaq SIC peer group involving a large number of diverse firms, even though UM selects from this broadly based Nasdaq SIC group a number of similarly sized companies engaged in the same or similar businesses in considering executive compensation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors retained Tanner + Co. as the Company's auditor and independent certified public accountants for the years ended December 31, 1997
and December 31, 1998, and Deloitte & Touche LLP, in the preceding years.   The
selection of the Company's auditors for the current fiscal year is not being submitted to the shareholders for their consideration in the absence of a requirement to do so. The selection of the independent auditors for 1999 will be made by the Company's Board of Directors, with the advice of the Audit Committee, at such time as they may deem it appropriate. There are no disagreements on accounting policies or practices between the Company and its current or prior auditors.

     It is anticipated that representatives of Tanner + Co. will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.


                             SHAREHOLDER PROPOSALS

     No proposals have been submitted by shareholders of the Company for consideration at the Annual Meeting. It is anticipated that the next Annual Meeting of Shareholders will be held during May 2000. Shareholders may present proposals for inclusion in the Proxy Statement to be mailed in connection with the 2000 Annual Meeting of Shareholders of the Company, provided such proposals are received by the Company no later than December 2, 1999, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.


                                MISCELLANEOUS

OTHER BUSINESS

  Management does not know of any business other than that referred to in the Notice which may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

  In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending the meeting.

                                   By Order of the Board of Directors,

                                   UTAH MEDICAL PRODUCTS, INC.

                                   /s/ Kevin L. Cornwell
                                      Chairman and CEO
Salt Lake City, Utah
March 23, 1999

                                     PROXY


ANNUAL MEETING OF THE SHAREHOLDERS OF         (THIS PROXY IS SOLICITED ON
UTAH MEDICAL PRODUCTS, INC.                  BEHALF OF THE BOARD OF DIRECTORS)

      The undersigned hereby appoints Kevin L. Cornwell and Paul O. Richins proxies, with full power of substitution, to vote the shares of common stock of Utah Medical Products, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company ("Annual Meeting") to be held at the corporate offices of the Company, 7043 South 300 West, Midvale, Utah, on May 14, 1999, at 12:00 noon, local time, and any postponement or adjournment(s) thereof, such proxies being directed to vote as specified below. IF NO INSTRUCTIONS ARE SPECIFIED, SUCH PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

To vote in accordance with the board of directors' recommendations, sign below, the "FOR" boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate boxes marked "WITHHOLD AUTHORITY" or "AGAINST" below.

 1. To elect Stephen W. Bennett, M.D., Dr.P.H., and Ernst G. Hoyer as directors of the Company to serve a three-year term and until their successors are elected and qualified:

     Ernst G. Hoyer:      FOR [ ]    AGAINST [ ]     WITHHOLD AUTHORITY [ ]

     Stephen W. Bennett:  FOR [ ]    AGAINST [ ]     WITHHOLD AUTHORITY [ ]


3.   To transact such other business as may properly come before the Annual
     Meeting.
                       FOR [ ]    AGAINST [ ]            ABSTAIN [ ]

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY.  WHEN
SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.   IF YOUR SHARES ARE HELD
AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Dated:                                    Number of Shares
--------------------------           ---------------------------

--------------------------           ---------------------------
Signature                                 Signature (if held jointly)

--------------------------           ---------------------------
Print Name                           Print Name

PLEASE MARK, SIGN, DATE, AND RETURN PROXY IN THE BUSINESS REPLY ENVELOPE
                  PROVIDED.  NO POSTAGE IS REQUIRED IF MAILED
                              IN THE UNITED STATES

                           Utah Medical Products, Inc.
                               7043 South 300 West
                               Midvale, Utah 84047